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                                                                     Exhibit 5.1

                      [ARMSTRONG TEASDALE LLP LETTERHEAD]



                                             June 10, 1999


The Source Information Management Company
11644 Lilburn Park Road
St. Louis, MO 63146


                 Re:  Registration Statement on Form S-2
                      for up to 4,600,000 Shares of Common Stock

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-2 (the "Registration Statement") filed by The Source Information Management Company, a Missouri corporation (the "Company"), with the Securities and Exchange Commission on April 23, 1999 (Registration No. 333-76979), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), of which (i) 3,000,000 shares will be offered by the Company, (ii) 1,000,000 shares offered by existing stockholders (the "Selling Stockholders") and (iii) up to 600,000 additional shares may be offered by existing stockholders (the "Option Stockholders") pursuant to an over-allotment option granted to the underwriters as set forth in the Registration Statement.


     As your counsel, we have examined the Company's Articles of Incorporation and By-Laws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock. Based upon the foregoing and in reliance thereon, we are of the opinion that:

     1.   Subject to (i) compliance with applicable state securities laws and
(ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, the 3,000,000 shares of Common Stock to be sold by the Company, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable;

     2. The 1,000,000 shares of Common Stock to be sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable; and


     3. The up to 600,000 additional shares of Common Stock that may be sold by the Option Stockholders pursuant to the underwriters' over-allotment option have been legally issued and are fully paid and nonassessable.







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The Source Information Management Company
June 10, 1999
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.


                                        Very truly yours,



                                        ARMSTRONG TEASDALE LLP



                                        /s/ ARMSTRONG TEASDALE LLP